(1)  On January 25, 2012, Caesars Entertainment Corporation (the “Corporation”), entered a Release and Contribution Agreement (the “Contribution Agreement”) with Co-Invest Hamlet Holdings B, LLC (“Co-Invest B”), and Co-Invest Hamlet Holdings, Series LLC (“Co-Invest Series” and, together with Co-Invest B, the “Co-Invest Entities” ) and certain of the direct and indirect members and co-investors in the Co-Invest Entities (the “Participating Co-Investors”).  Pursuant to the Contribution Agreement, the Corporation and the Co-Invest Entities agreed to release the contractual transfer restrictions on 24,150,456 shares of the Corporation’s common stock (the “Released Shares”) indirectly owned by the Participating Co-Investors.  In connection with the Contribution Agreement, Hamlet Holdings LLC (“Holdings”) agreed to terminate an irrevocable proxy with respect to the Released Shares that had been granted to Holdings by the Co-Invest Entities that vested sole voting and sole dispositive power with respect to such shares in Holdings.  Holdings’ irrevocable proxy with respect to the 24,150,456 Released Shares was terminated on February 7, 2012 upon the closing of the Contribution Agreement.

(2)  Amount has been adjusted pursuant to a 1.742-for-one stock split effected on February 7, 2012.

(3)  After the closing of the Contribution Agreement on February 7, 2012, an aggregate of 87,605,299 shares of Common Stock held by Apollo Hamlet Holdings, LLC (“Apollo Hamlet Holdings”), Apollo Hamlet Holdings B, LLC (“Apollo Hamlet Holdings B” and, together with Apollo Hamlet Holdings, the “Apollo Entities”), TPG Hamlet Holdings, LLC (“TPG Hamlet Holdings”), TPG Hamlet Holdings B, LLC (“TPG Hamlet Holdings B” and, together with TPG Hamlet Holdings, the “TPG Entities”), and the Co-Invest Entities (together with the Apollo Entities and TPG Entities, the “Sponsors”) remain  subject to an irrevocable proxy granted by the Sponsors to Holdings that vests sole voting and sole dispositive power with respect to such shares in Holdings.  Holdings has no pecuniary interest in the shares subject to the proxy granted by the Sponsors.  The members of Holdings are Leon Black, Joshua Harris, Marc Rowan, each of whom is affiliated with the Apollo Entities, and David Bonderman, James G. Coulter and Jonathan Coslet, each of whom is affiliated with the TPG Entities.  Each such member holds approximately 17% of the limited liability company interests of Holdings.

(4)  Messrs. Bonderman and Coulter are officers, directors and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. (“TPG Advisors”), which is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings I-A, LLC, which is the general partner of TPG Holdings I, L.P., which is the sole member of TPG GenPar V Advisors, LLC, which is the general partner of TPG GenPar V, L.P. (“TPG GenPar V”), which is the general partner of TPG V Hamlet AIV, L.P., which is the managing member of TPG Hamlet.  TPG GenPar V is also the managing member of TPG Hamlet B and is one of the managing members of each of the Co-Invest Entities.

(5)  Messrs. Black, Harris and Rowan serve as executive officers and the managers of Apollo Management Holdings GP, LLC, the general partner of Apollo Management Holdings, L.P.  Apollo Management Holdings, L.P. is the sole member and manager of Apollo Management GP, LLC.  Apollo Management GP, LLC is the general partner of Apollo Management, L.P., which is the sole member and manager of AIF VI Management, LLC.  AIF VI Management LLC is the general partner of Apollo Management VI, L.P. (“Management VI”).  Management VI is one of the managing members of each of the Co-Invest Entities, and is the manager of Apollo Investment Fund VI, L.P., the sole member of Apollo Hamlet Holdings B.  Messrs. Black, Harris and Rowan also serve as the managers of Apollo Hamlet B and Apollo Hamlet Holdings.

(6)  This filing shall not be deemed an admission that any of Apollo Investment Fund VI, L.P., Management VI, AIF VI Management, LLC, Apollo Management, L.P., Apollo Management GP, LLC, Apollo Management Holdings, L.P., Apollo Management Holdings GP, LLC or any of its affiliated investment managers or advisors, or Messrs. Black, Harris and Rowan, are the beneficial owners of, or have any pecuniary interest in, any of the shares of Common Stock, or any other securities, held by the Sponsors for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for any other purpose.

(7)  Pursuant to Rule 16a-1(a)(2)(ii)(B) under the Exchange Act, Messrs. Bonderman and Coulter may each be deemed to be the beneficial owner of the Common Stock owned by the TPG Entities only to the extent of the greater of his direct or indirect interest in the profits or capital account of TPG Advisors. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, this filing shall not be deemed an admission that Messrs. Bonderman and Coulter are, for purposes of Section 16 of the Exchange Act or otherwise, the beneficial owners of any Common Stock owned by the TPG Entities in excess of such amount.

(8)  Pursuant to Rule 16a-1(a)(2)(ii)(B) under the Exchange Act, TPG Advisors may be deemed to be the beneficial owner of the Common Stock owned by the TPG Entities only to the extent of the greater of its direct or indirect interest in the profits or capital account of the TPG Entities.  Pursuant to Rule 16a-1(a)(4) under the Exchange Act, this filing shall not be deemed an admission that TPG Advisors is, for purposes of Section 16 of the Exchange Act or otherwise, the beneficial owner of any Common Stock owned by the TPG Entities in excess of such amount.